As filed with the Securities and Exchange Commission on
June 6, 1995.
Registration No. 33-
- -----------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION
Washington D.C 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WESTAMERICA BANCORPORATION
(Exact name of registrant as specified in its charter)

California
- ----------
(State or other jurisdiction of incorporation or organization)

94-2156203
- ----------
(I.R.S. Employer Identification No.)

1108 Fifth Avenue
San Rafael, California
- ----------------------
(Address of Principal Executive Offices)

94901
- -----
(Zip Code)

WESTAMERICA 1995 STOCK OPTION PLAN
- ---------------------------------------------
(Full title of the plan)

DAVID L. PAYNE
Chairman, President and Chief Executive Officer
Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, California 94901
(415) 257-8000
- ----------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

Copy to:
JONATHAN D. JOSEPH, ESQ.
GABRIELLA A. LOMBARDI, ESQ.
Pillsbury Madison & Sutro
P.O. Box 7880
San Francisco, California 94120
(415) 983-1000
- -------------------------------
(Counsel to the Registrant)

- -------------------------------------------------------------
Title of Securities To Be Registered
- ------------------------------------
Common Stock

Amount To Be Registered (1)
- ---------------------------
1,800,000 shares

Proposed Maximum Offering Price Per Share
- -----------------------------------------
$36.00

Proposed Maximum Aggregate Offering Price (2)
- ---------------------------------------------
$64,800,000

Amount of Registration Fee (3)
- ------------------------------
$22,345
- -----------------------------------------------------------


(1) 1,800,000 shares are being registered pursuant to the Westamerica 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market
System on June 5, 1995.

(3) The registration fee has been calculated pursuant to
Rule 457(h).
- -----------------------------------------------------------
The Registration Statement shall become effective upon
filing in accordance with Rule 462 under the Securities Act
of 1933.
- -----------------------------------------------------------


PART I
- ------
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
- ----------------------------------------------------
Item 1.  Plan Information *
- ---------------------------
Item 2.  Registrant Information and Employee Plan Annual
         Information *
- --------------------------------------------------------
* Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from the Registration
Statement in accordance with Rule 428 under the Securities
Act of 1933 and the Note to Part I of Form S-8.


PART II
- -------
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
- --------------------------------------------------
Item 3. Incorporation of Certain Documents by Reference
- -------------------------------------------------------
The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(2) The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

(3)  All other reports filed by the Registrant since
December 31, 1994 with the Commission pursuant to section
13(a) or 15(d) of the Securities Exchange Act of 1934.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities
- ---------------------------------
Not applicable

Item 5. Interests of Named Experts and Counsel
- ----------------------------------------------
Not applicable

Item 6. Indemnification of Directors and Officers
- -------------------------------------------------
Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

Article VII of the Company's Restated Articles of
Incorporation, as amended (Exhibit 4.1 hereto) authorizes the Company to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California
Corporations Code with respect to actions for breach of duty to the Company and its shareholders. Article VII also authorizes the Company to provide insurance for Agents provided that, in cases where the Company owns all or a portion of the shares of the company issuing the insurance policy, such company and/or the policy must meet certain conditions set forth in Section 317. Article V of the Company's Bylaws provides for mandatory indemnification of each director of the Company except as prohibited by law.

The Company maintains a directors and officers liability insurance policy that indemnifies the Company's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, (i) to maintain directors' and officers' insurance in reasonable amounts in favor of such individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Company to the fullest extent permitted by California law.

Item 7. Exemption from Registration Claimed
- -------------------------------------------
Not applicable

Item 8. Exhibits
- ----------------
See Index to Exhibits

Item 9. Undertakings
- --------------------
(a) The undersigned Registrant hereby undertakes:
  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
    (i)   To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
  Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
  Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
- ----------
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on May 25, 1995.

WESTAMERICA BANCORPORATION



By
/s/ DAVID L. PAYNE
- ------------------
David L. Payne
Chairman, President and Chief Executive Officer
(Principal Executive Officer)


POWER OF ATTORNEY
- -----------------
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L.
Payne and James M. Barnes, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                  Date
- ---------                    -----                  ----

/s/ ETTA ALLEN               Director               May 25, 1995
- --------------
Etta Allen

/s/ JAMES M. BARNES          Executive Vice         May 25, 1995
- -------------------          President and Chief
James M. Barnes              Financial Officer
                             (Principal Financial
                              Officer)

/s/ LOUIS E. BARTOLINI       Director               May 25, 1995
- ----------------------
Louis E. Bartolini

/s/ CHARLES I. DANIELS, JR.  Director               May 25, 1995
- ---------------------------
Charles I. Daniels, Jr.

/s/ DON EMERSON              Director               May 25, 1995
- ---------------
Don Emerson

/s/ DENNIS R. HANSEN         Senior Vice President  May 25, 1995
- --------------------         and Controller
Dennis R. Hansen             (Principal Accounting
                              Officer)

/s/ ARTHUR C. LATNO, Jr.     Director               May 25, 1995
- ------------------------
Arthur C. Latno, Jr.

/s/ PATRICK D. LYNCH         Director               May 25, 1995
- --------------------
Patrick D. Lynch

/s/ CATHERINE COPE MACMILLAN Director               May 25, 1995
- ----------------------------
Catherine Cope MacMillan

/s/ DWIGHT H. MURRAY, Jr.    Director               May 25, 1995
- -------------------------
Dwight H. Murray, Jr.

/s/ RONALD A. NELSON         Director               May 25, 1995
- --------------------
Ronald A. Nelson

/s/ CARL R. OTTO             Director               May 25, 1995
- ----------------
Carl R. Otto

/s/ DAVID L. PAYNE           Chairman, President    May 25, 1995
- ------------------           and Chief Executive
David L. Payne               Officer
                             (Principal Executive
                              Officer)

/s/ EDWARD B. SYLVESTER      Director               May 25, 1995
- -----------------------
Edward B. Sylvester



INDEX TO EXHIBITS
- -----------------                                   Sequentially
                                                       Numbered
 Exhibit                                                   Page
  Number          Exhibit
 -------          -------                           ------------
     4.1          Restated Articles of                        *
                  Incorporation, as amended,
                  of the Registrant.

     4.2          By-Laws of the Registrant.                 **

     5.1          Opinion regarding legality of               9
                  securities to be offered.

    23.1          Consent of KPMG Peat Marwick               10
                  Independent Auditors.

    23.2          Consent of Arthur Andersen                 11
                  Independent Public Accountants.

    23.3          Consent of Pillsbury Madison &              9
                  Sutro (included in Exhibit 5.1).

    24.1          Power of Attorney (see page 7).


- --------------------------
*  Incorporated by reference to Exhibit 3.1 to Amendment
No.1 to the Registrant's Registration Statement on Form
S-4, No.33-57033, filed January 30, 1995.

** Incorporated by reference to Exhibit 3.2 to Amendment
No.1 to the Registrant's Registration Statement on Form
S-4, No.33-57033, filed January 30, 1995.


EXHIBIT 5.1
- -----------
June 6, 1995

Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, CA 94901

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Westamerica Bancorporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,800,000 shares of the Company's Common
Stock issuable pursuant to the Westamerica 1995 Stock
Option Plan and the CapitolBank Sacramento 1992 Stock
Option Plan, it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the respective plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

Very truly yours,


/s/ PILLSBURY MADISON & SUTRO


EXHIBIT 23.1
- ------------
CONSENT OF INDEPENDENT AUDITORS
- -------------------------------
The Board of Directors Westamerica Bancorporation:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Westamerica
Bancorporation of our report dated February 13, 1995, relating to the consolidated balance sheets of Westamerica
Bancorporation and its subsidiaries (the "Company") as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report included in Form 10-K of Westamerica Bancorporation. On April 15, 1993, the Company acquired Napa Valley Bancorp on a pooling-of-interests basis. We did not audit the financial statements of Napa
Valley Bancorp as of and for the period ended December 31, 1992. Those statements, which are included in the 1992 restated consolidated totals, were audited by other auditors. Our report, insofar as it relates to the amounts included for Napa Valley Bancorp, is based solely on the report of the other auditors.



/s/ KPMG PEAT MARWICK LLP
- -------------------------
San Francisco, California
June 6, 1995



EXHIBIT 23.2
- ------------
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
- -----------------------------------------
As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8, filed by Westamerica Bancorporation, of our reports dated March 31, 1993 on our audits of Napa Valley Bancorp's financial statements for the year ended December 31, 1992. It should be noted that we have performed no audit procedures subsequent to March 31, 1993, the date of our report.
Furthermore, we have not audited any financial statements of Napa Valley Bancorp as of any date or for any period subsequent to December 31, 1992.



/s/ Arthur Andersen LLP
- -----------------------
San Francisco, California
June 6, 1995